Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--45, Defined Asset Funds (California and Florida Trusts):

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-49901 of our opinion dated October 4, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 22, 1995